Exhibit 99.1

Revolution Medicines Reports Third Quarter 2022 Financial Results and Update on Corporate Progress

Dose escalation ongoing in Phase 1/1b trials evaluating two RAS(ON) Inhibitor drug candidates, RMC-6236 (RASMULTI inhibitor) and RMC-6291 (KRASG12C inhibitor)

Completed successful equity financing to support advancement of pipeline

Webcast today at 4:30 p.m. Eastern Time

REDWOOD CITY, Calif., November 7, 2022 – Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage oncology company developing targeted therapies for RAS-addicted cancers, today announced its financial results for the quarter ended September 30, 2022, and provided an update on corporate progress.

“The company continues advancing its portfolio of groundbreaking RAS(ON) Inhibitors aimed at tumors caused by altered RAS proteins, the most frequent genetic drivers of human cancer,” said Mark A. Goldsmith, M.D., Ph.D., chief executive officer and chairman of Revolution Medicines. “In June, we initiated a Phase 1/1b trial evaluating RMC-6236 as monotherapy in patients with advanced solid tumors driven by various of the most common RAS mutations. Our team also initiated a Phase 1/1b trial evaluating RMC-6291, our first mutant-selective RAS(ON) Inhibitor, as monotherapy in patients with advanced solid tumors harboring the KRASG12C mutation in particular. We also continue advancing RMC-9805, a RAS(ON) Inhibitor candidate designed to target cancers driven by the KRASG12D mutation. We believe that these remarkable product candidates offer great potential for serving significant unmet medical needs.

“In addition, preliminary data disclosed by Amgen show the therapeutic combination of RMC-4630 and sotorasib is safe and tolerable and offered encouraging initial evidence of promising and durable clinical activity in patients with non-small cell lung cancer (NSCLC) bearing a KRASG12C mutation. Revolution Medicines is sponsoring an ongoing Phase 2 study evaluating the RMC-4630 and sotorasib combination that is intended to test further the potential for additive clinic benefit. We look forward to the results from this study and from the ongoing Phase 1/1b study of RMC-5552, our mTORC1/4EPB1 inhibitor, as we evaluate these important RAS Companion Inhibitors.

“Finally, in July 2022, we completed a public equity financing raising gross proceeds of approximately $265 million that strengthened our overall financial position to support the continued expansion and advancement of our clinical portfolio with assets from our highly productive discovery and preclinical efforts.”

Clinical and Development Highlights

RAS(ON) Inhibitors

RMC-6236 (RASMULTI)

RMC-6236 is an oral RAS(ON) Inhibitor designed to treat patients with cancers driven by a variety of RAS mutations, including KRASG12D, KRASG12V and KRASG12R. Initially being evaluated as monotherapy, it may also be deployed as a RAS Companion Inhibitor in combination with mutant-selective RAS(ON) Inhibitors.

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The ongoing Phase 1/1b monotherapy trial (NCT05379985) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6236 in patients with advanced solid tumors harboring selected KRASG12 mutations, including KRASG12D, KRASG12V and KRASG12R. To the company’s knowledge, RMC-6236 is the first oral, direct RAS inhibitor to be deployed against a tumor harboring any of these RAS cancer drivers. The company currently expects to provide evidence of first-in-class single agent activity for RMC-6236 in 2023.

RMC-6291 (KRASG12C)

RMC-6291, an oral, selective, covalent inhibitor of KRASG12C(ON) designed to treat patients with cancers driven by the KRASG12C mutant, is the first of the company’s mutant-selective RAS(ON) Inhibitors to enter clinical development and the first publicly reported inhibitor of KRASG12C that exhibits a highly differentiated mechanism of action.

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The ongoing Phase 1/1b monotherapy trial (NCT05462717) is a multicenter, open-label, dose-escalation and dose-expansion study of RMC-6291 in patients with advanced KRASG12C-mutant solid tumors. The company currently expects to provide preliminary evidence of superior activity for this compound in 2023.

RMC-9805 (KRASG12D)

RMC-9805 is an oral, selective, covalent inhibitor of KRASG12D(ON), the most common driver of RAS-addicted human cancers, predominantly among patients with, pancreatic cancer, NSCLC or colorectal cancer (CRC). The company believes RMC-9805 is the first oral and covalent inhibitor of KRASG12D.

•	The company currently expects to announce dosing of the first patient in a monotherapy dose-escalation study of RMC-9805 in mid-2023.

RAS Innovation Engine

Beyond this first wave of RAS(ON) Inhibitors, the company continues expanding its pipeline of RAS(ON) Inhibitor candidates.

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RMC-8839 is a potent, oral and selective development-stage tri-complex inhibitor of KRASG13C(ON). The company believes RMC-8839 is the first compound to directly inhibit KRASG13C, an important therapeutic target primarily for NSCLC and select CRC patients unserved by a targeted RAS inhibitor.

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The company continues drug discovery efforts in RAS(ON) Inhibitor pipeline expansion programs focused on RAS mutation hotspots including KRASG12R, KRASG12V, KRASG13D, KRASQ61X, and other important targets.

•	The company currently expects to nominate a fifth RAS(ON) Inhibitor development candidate in the second half of 2022.

RAS Companion Inhibitors

RMC-4630 (SHP2)

RMC-4630 is a clinical-stage, oral inhibitor of SHP2, which contributes to tumor survival and growth in many RAS-addicted cancers. RMC-4630 (also known as SAR442720) continues development under the company’s global SHP2 development and commercialization partnership with Sanofi.

RMC-4630 and KRASG12C Inhibitor Lumakras™ (sotorasib)

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CodeBreaK 101c: Amgen’s CodeBreaK 101c study is an exploratory Phase 1b trial evaluating the combination of RMC-4630 with the KRASG12C inhibitor sotorasib in patients with advanced KRASG12C-mutated solid tumors. In August 2022, Amgen reported preliminary results from this trial at the IASLC 2022 World Conference on Lung Cancer. These results demonstrated that the combination was safe and tolerable, and showed promising early clinical activity in NSCLC patients with KRASG12C mutations, particularly in patients who were KRASG12C inhibitor-naïve.

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RMC-4630-03: Revolution Medicines continues enrolling patients in its global Phase 2 trial RMC-4630-03 (NCT05054725), a multicenter, open-label study of RMC-4630 in combination with sotorasib for patients with NSCLC with a KRASG12C mutation who have failed prior standard therapy and who have not previously been treated with a KRASG12C inhibitor. The company is sponsoring the RMC-4630-03 study under its global SHP2 partnership with Sanofi and conducting the trial in collaboration with Amgen, which is supplying sotorasib to trial sites globally. Revolution Medicines currently expects to provide topline data from this study in the second half of 2023.

RMC-4630 and KRASG12C Inhibitor adagrasib

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Sanofi is recruiting patients in a Phase 1/2 dose escalation and expansion study under its SHP2 partnership with Revolution Medicines, and in collaboration with Mirati. The study will evaluate RMC-4630 in combination with adagrasib (MRTX849) in patients with previously treated NSCLC bearing a KRASG12C mutation.

RMC-4630 and PD-1 Inhibitor KEYTRUDA® (pembrolizumab)

•	Sanofi is conducting a Phase 1 trial evaluating RMC-4630 in combination with pembrolizumab, a PD-1 inhibitor, as first-line treatment for patients with PDL-1 positive NSCLC.

RMC-5552 (mTORC1/4EPB1)

RMC-5552 is a first-in-class, bi-steric mTORC1-selective inhibitor designed to suppress phosphorylation and inactivation of 4EBP1 in cancers with hyperactive mTORC1 signaling, including certain RAS-addicted cancers. The company aims to combine RMC-5552 with RAS(ON) Inhibitors in patients with cancers harboring RAS/mTOR pathway co-mutations.

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Dose optimization continues in the company’s ongoing multicenter, open-label, Phase 1/1b dose-escalation study evaluating RMC-5552 monotherapy in patients with refractory solid tumors (NCT04774952). This study is expected to enable combination studies in RAS-addicted cancers.

•	The company currently anticipates disclosing additional evidence of single agent activity for this compound in 2023.

Corporate Highlights

Financing

In July 2022, the company completed an upsized public offering of common stock, raising gross proceeds of $264.5 million before deducting underwriting discounts, commissions and offering expenses. This included the exercise in full by the underwriters of their option to purchase additional shares of common stock. These funds will be used to strengthen the company’s balance sheet and overall financial position to support the continued development and expansion of its product pipeline.

Management Appointments

During the third quarter of 2022, the company strengthened its senior leadership with the promotions of Jack Anders, who previously served as the company’s senior vice president, finance and principal financial and accounting officer, to the position of chief financial officer, and Jeff Cislini, formerly vice president, deputy general counsel, to the position of senior vice president, general counsel and corporate secretary. In addition, Daniel Simon, former senior vice president, biopharma business development at Guardant Health, joined the company in the newly created position of chief business officer.

Third Quarter 2022 Financial Highlights

Cash Position: Cash, cash equivalents and marketable securities were $655.0 million as of September 30, 2022, compared to $577.1 million as of December 31, 2021. The increase was primarily attributable to the company’s public equity offering in July 2022.

Revenue: Total revenue was $3.4 million for the quarter ended September 30, 2022 and consisted of revenue from the company’s collaboration agreement with Sanofi. During the quarter ended September 30, 2022, the company recorded a non-cash GAAP accounting adjustment that reduced collaboration revenue by $4.6 million. This non-cash revenue adjustment was due to changes to the company’s estimates of the accounting transaction price and estimated percentage of completion of work performed to date under the Sanofi collaboration agreement, and resulted in a cumulative catch-up adjustment to collaboration revenue in the quarter.

Total revenue for the quarter ended September 30, 2021 was $1.1 million and included a similar non-cash GAAP accounting adjustment resulting from changes in estimates that reduced collaboration revenue by $8.5 million.

R&D Expenses: Research and development expenses were $69.5 million for the quarter ended September 30, 2022, compared to $46.5 million for the quarter ended September 30, 2021. The increase was primarily due to an increase in RMC-6236 and RMC-6291 expenses as a result of commencing clinical trials, an increase in personnel-related expenses related to additional headcount, an increase in research expenses associated with the company’s pre-clinical research portfolio, and an increase in stock-based compensation.

G&A Expenses: General and administrative expenses were $10.4 million for the quarter ended September 30, 2022, compared to $7.8 million for the quarter ended September 30, 2021. The increase was primarily due to an increase in stock-based compensation and an increase in personnel-related expenses related to additional headcount.

Net Loss: Net loss was $73.3 million for the quarter ended September 30, 2022, compared to net loss of $52.9 million for the quarter ended September 30, 2021.

2022 Financial Guidance

Revolution Medicines is reiterating its projected full year 2022 GAAP net loss to be between $260 million and $280 million, including estimated non-cash stock-based compensation expense of $30 million to $35 million. With current cash, cash equivalents and marketable securities, the company currently projects it can fund planned operations through 2024.

Webcast

Revolution Medicines will host a webcast this afternoon, November 7, 2022, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To listen to the live webcast, or access the archived webcast, please visit: https://ir.revmed.com/events-and-presentations. Following the live webcast, a replay will be available on the company’s website for at least 14 days.

About Revolution Medicines, Inc.

Revolution Medicines is a clinical-stage oncology company developing novel targeted therapies for RAS-addicted cancers. The company’s R&D pipeline comprises RAS(ON) Inhibitors designed to suppress diverse oncogenic variants of RAS proteins, and RAS Companion Inhibitors for use in combination treatment strategies. The company’s RAS(ON) Inhibitors RMC-6236 (RASMULTI) and RMC-6291(KRASG12C) are currently in clinical development. Additional RAS(ON) Inhibitors in the company’s pipeline include RMC-9805 (KRASG12D), currently in IND-enabling development, RMC-8839 (KRASG13C), and additional compounds targeting other RAS variants. RAS Companion Inhibitors in clinical development include RMC-4630 (SHP2) and RMC-5552 (mTORC1/4EBP1).

Keytruda® is a registered trademark of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. Lumakras™ (sotorasib) is a trademark of Amgen Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release that are not historical facts may be considered “forward-looking statements,” including without limitation statements regarding the company’s financial projections; the company’s development plans and timelines and its ability to advance its portfolio and R&D pipeline; site activation, dosing and enrollment in the company’s clinical trials and findings from these studies, including the tolerability and potential efficacy of the company’s candidates being studied; the potential advantages and effectiveness of the company’s preclinical candidates, including its RAS(ON) Inhibitors; the ability of the company’s product candidates to meet unmet medical needs; the potential for the company’s RAS(ON) Inhibitors to be groundbreaking; the potential of RMC-4630 to exhibit additive benefit when combined with RAS inhibitors; the potential of RMC-6236 to be first-in-class; the potential of RMC-6291 to show superior activity; the company’s plans to nominate a fifth development candidate from its RAS(ON) Inhibitor portfolio; and the company’s plans to study RMC-5552 in combination with RAS inhibitors and potential of the company’s RMC-5552 monotherapy study to enable combination studies. Forward-looking statements are typically, but not always, identified by the use of words such as “may,” “will,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology indicating future results. Such forward-looking statements are subject to substantial risks and uncertainties that could cause the company’s development programs, future results, performance, or achievements to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include without limitation risks and uncertainties inherent in the drug development process, including the company’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, the company’s ability to successfully establish, protect and defend its intellectual property, other matters that could affect the sufficiency of the company’s capital resources to fund operations, reliance on third parties for manufacturing and development efforts, changes in the competitive landscape and the effects on the company’s business of the COVID-19 pandemic and other global events. For a further description of the risks and uncertainties that could cause actual results to differ from those anticipated in these forward-looking statements, as well as risks relating to the business of Revolution Medicines in general, see Revolution Medicines’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2022, and its future periodic reports to be filed with the Securities and Exchange Commission. Except as required by law, Revolution Medicines undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances, or to reflect the occurrence of unanticipated events.

Contacts:

For Investors:

Vida Strategic Partners

Stephanie Diaz

415-675-7401

sdiaz@vidasp.com

For Media:

Vida Strategic Partners

Tim Brons

415-675-7402

tbrons@vidasp.com

REVOLUTION MEDICINES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Collaboration revenue	$3,356	$1,101	$20,050	$19,930

Total revenue	3,356	1,101	20,050	19,930
Operating expenses:
Research and development	69,455	46,473	186,946	133,267
General and administrative	10,434	7,791	29,676	21,758

Total operating expenses	79,889	54,264	216,622	155,025

Loss from operations	(76,533)	(53,163)	(196,572)	(135,095)
Other income (expense), net:
Interest income	2,907	223	4,077	692
Interest expense	—	—	—	(12)

Total other income, net	2,907	223	4,077	680

Loss before income taxes	(73,626)	(52,940)	(192,495)	(134,415)

Benefit from income taxes	297	—	297	—

Net loss	$(73,329)	$(52,940)	$(192,198)	$(134,415)

Net loss per share attributable to common stockholders - basic and diluted	$(0.87)	$(0.72)	$(2.47)	$(1.85)

Weighted-average common shares used to compute net loss per share, basic and diluted	84,694,860	73,535,686	77,751,185	72,467,677

REVOLUTION MEDICINES, INC.

SELECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and marketable securities	$655,013	$577,054
Working capital (1)	601,837	529,423
Total assets	825,910	737,988
Deferred revenue	15,104	18,931
Total liabilities	144,491	135,420
Total stockholders’ equity	681,419	602,568

(1)	Working capital is defined as current assets less current liabilities.